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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)        June 10, 1997
                                                -------------------------------

                           FRISCH'S RESTAURANTS, INC.
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             (Exact name of registrant as specified in its charter)


                                      OHIO
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         (State or other jurisdiction of incorporation or organization)


             1-7323                                  31-0523213
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   (Commission File Number)              (I.R.S. Employer Identification No.)


    2800 GILBERT AVENUE, CINCINNATI, OHIO                         45206
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   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code          513-961-2660
                                                   ----------------------------
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Item 5.  Other Events.

            See attached press release.
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                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        FRISCH'S RESTAURANTS, INC.
                                        --------------------------
                                               (registrant)


DATE     June 17, 1997
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         June 17, 1997


                                        BY /s/ DONALD H. WALKER
                                           -------------------------------
                                             Donald H. Walker
                                             Vice President - Finance and
                                             Principal Financial Officer

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Summary:  Frisch's Restaurants, Inc (ASE)
          declares regular $.06 per share
          quarterly dividend and announces
          it will close fifteen
          underperforming restaurants


          Company Contact:

          Craig F. Maier
          President and CEO
          (513) 559-5118


FOR IMMEDIATE RELEASE
---------------------


        Cincinnati, Ohio.  June 10, 1997..................


        The Board of Directors of Frisch's Restaurants, Inc. (American Stock Exchange, Inc.) has declared a $.06 per share quarterly dividend payable July 10, 1997 to shareholders of record at the close of business on June 27, 1997. This will be the 146th consecutive quarterly dividend paid by Frisch's.

        The Company also announced today it is closing fifteen underperforming restaurants. Ten of the restaurants are located in Indianapolis, four are located in central Ohio and one is in Louisville, Ky.

        Craig F. Maier, President and CEO, said that despite all efforts to improve the profitability of the fifteen locations, it is in the best interest of the Company and its shareholders to close these restaurants. All employees in the affected locations will be offered employment in other Company restaurants.

        The fifteen restaurants sustained pretax losses of approximately $2,200,000 in the fiscal year which just ended June 1, 1997. The Company expects to take a $4,000,000 to $4,500,000 one time pretax impairment of assets charge against its earnings for fiscal 1997. The Company will report its earnings for the fiscal year in about one month.


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